SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): January 9, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 12, 2004, K2 Inc. (the “Company”) announced that it had accepted shares in its exchange offer to purchase all of the outstanding shares of Fotoball USA, Inc. (“Fotoball USA”) common stock. The Company has also elected to provide a subsequent offering period to the exchange offer. As a result of the subsequent offering period will expire at 5:00 PM, New York City time, on Friday, January 16, 2004.

A copy of the Company’s press release announcing the acceptance of the shares and subsequent offering period, dated January 12, 2004, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated January 12, 2004, announcing the acceptance of Fotoball USA common stock and a subsequent offering period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2004	K2 INC.

	By:	/s/ MONTE H. BAIER

Monte H. Baier Vice President and General Counsel

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